M3Sixty Funds Trust N-14

Exhibit 99.14(f)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to our firm under the heading “Independent Accountants” in the Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in this Registration Statement on Form N-14 of the M3Sixty Funds Trust under the Securities Act of 1933, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

March 2, 2018